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                                                                     EXHIBIT 4.2

                       FIRST AMENDMENT TO CREDIT AGREEMENT

                  THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of May 20, 1998 (this "Amendment"), is among AETNA INDUSTRIES, INC., a Delaware corporation (the "Company"), the guarantors set forth on the signature pages hereof (collectively, the "Guarantors"), the Lenders set forth on the signature pages hereof (collectively, the "Lenders") and NBD BANK, a Michigan banking corporation, as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

                  A. The Company, the Guarantors, the Agent and the Lenders are parties to an Amended and Restated Credit Agreement dated as of April 10, 1998 (as now and hereafter amended, the "Credit Agreement").

                  B. The Company and the Guarantors desire to amend the Credit Agreement, and the Agent and the Lenders are willing to do so in accordance with the terms hereof.

                                      TERMS

                  In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE I. AMENDMENTS. Upon fulfillment of the conditions set forth in Article III hereof, the Credit Agreement shall be amended as follows:

                  1.1 The definition of "Permitted Liens" in Section 1.1 shall be amended by deleting the reference therein to "Section 5.2(d)" and inserting "Section 5.2(f)" in place thereof.

                  1.2 Section 5.1(d)(v) shall be amended by inserting ", or," between the words "reporting" and "on" in line two.

                  1.3 Section 9.1(a) shall be amended and restated in its entirety to read as follows:

                  (a) No amendment, modification, termination or waiver of any provision of any Loan Document nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Company and Required Lenders and, to the extent any rights or duties of the Agent may be affected thereby, the Agent, provided, however, that no such amendment, modification, termination, waiver or consent shall, without the consent of the Agent and all of the Lenders, (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment or mandatory prepayment of the principal of, or interest on, the Notes or any Letter of Credit reimbursement obligation, or any fees or other amount payable hereunder, (ii) amend, extend or terminate the respective Commitments of any Lender set forth on the signature pages hereof or the definition of Required Lenders, (iii) provide for the discharge of any material Guarantor or release all or substantially all of the collateral subject to the Security Documents, (iv) amend or modify the definitions of Borrowing

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                  Base, Eligible Accounts Receivable, Eligible Inventory,
                  Eligible Tooling Inventory or Eligible Fixed Assets, or (v) amend, modify or waive any indemnity provided hereunder or in any Loan Document by the Company or any Guarantor.

                  1.4 Section 9.5(d) shall be amended by adding the following language immediately after the reference in line 3 to "Agent": "(which consent shall not be unreasonably withheld)".

                  1.5 Each and every reference in the Credit Agreement and in any other Loan Document to "Aetna Industries, Inc., a Michigan corporation" shall be deleted and replaced with "Aetna Industries, Inc., a Delaware corporation."

                  1.6 Exhibit A to the Credit Agreement shall be replaced with the form of Exhibit A attached hereto.

                  ARTICLE II. REPRESENTATIONS. The Company and each Guarantor represent and warrant to the Agent and the Lenders that:

                  2.1 The execution, delivery and performance of this Amendment is within its powers, has been duly authorized and is not in contravention of any statute, law or regulation known to it or of any terms of its Articles of Incorporation or By-laws, or of any material agreement or undertaking to which it is a party or by which it is bound.

                  2.2 This Amendment is the legal, valid and binding obligation of the Company and each Guarantor enforceable against each in accordance with the terms hereof.

                  2.3 The representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

                  2.4 No Event of Default or Default exists or has occurred and is continuing on the date hereof.

                  ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until this Amendment shall be signed by the Company, the Guarantors, the Lenders and the Agent.

                  ARTICLE IV. MISCELLANEOUS.

                  4.1 References in the Credit Agreement or in any note, certificate, instrument or other document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

                  4.2 The Company agrees to pay and to save the Agent harmless for the payment of all reasonable costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

                  4.3 The Company and each Guarantor acknowledge and agree that, to the best of their knowledge, the Agent and the Lenders have fully performed all of their obligations under all documents executed in connection with the Credit Agreement. The Company and each Guarantor represent and warrant that they are not aware of any claims or causes of action against the Agent or any Lender.


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                  4.4 Except as expressly amended hereby, the Company and each
Guarantor agree that the Credit Agreement, the Notes, the Security Documents and all other documents and agreements executed by the Company in connection with the Credit Agreement in favor of the Agent or any Lender are ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with their terms and that they are not aware of any set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                  4.5 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of May 20, 1998.

                               AETNA INDUSTRIES, INC.


                               By: /s/ Harold A. Brown
                                  ------------------------------------

                                  Its: Vice President, Finance
                                      --------------------------------

                               AETNA HOLDINGS, INC.


                               By: /s/ Harold A. Brown
                                  ------------------------------------

                                  Its: Vice President, Finance
                                      --------------------------------

                               AETNA EXPORT SALES CORP.


                               By: /s/ Harold A. Brown
                                  ------------------------------------

                                  Its: Vice President, Finance
                                      --------------------------------

                               MS ACQUISITION CORP.


                               By: /s/ Harold A. Brown
                                  ------------------------------------

                                  Its: Vice President, Finance
                                      --------------------------------

                               AETNA HOLDINGS, INC.


                               By: /s/ Harold A. Brown
                                  ------------------------------------

                                  Its: Vice President, Finance
                                      --------------------------------


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                               AETNA MANUFACTURING CANADA LTD.


                               By: /s/ Harold A. Brown
                                  ------------------------------------

                                  Its: Vice President, Finance
                                      --------------------------------

                               NBD BANK, as a Lender and as Agent


                               By:
                                  ------------------------------------

                                  Its:
                                      --------------------------------










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